Exhibit 99

FOR IMMEDIATE RELEASE

July 19, 2011

Cintas Corporation Announces Fiscal 2011 Results

CINCINNATI, July 19, 2011 — Cintas Corporation (Nasdaq:CTAS) today reported results for its fourth quarter ended May 31, 2011.  Revenue was $1,012.1 million, representing an 11.3% increase compared to last year’s fourth quarter.  Organic growth, which adjusts for the impact of acquisitions, was 8.0%.  Net income increased 27.6% to $70.8 million as compared to $55.5 million in last year’s fourth quarter.  Earnings per diluted share for the fourth quarter were $0.49, a 36.1% increase over the $0.36 earnings per diluted share reported in last year’s fourth quarter.  Last year’s fourth quarter results included a restructuring item which increased net income by $1.9 million and earnings per diluted share by $0.01.

For the fiscal year ended May 31, 2011, revenue was $3.8 billion, a 7.4% increase from the prior fiscal year.  Earnings per diluted share were $1.68, a 20.0% increase over last year’s $1.40.  Last year’s earnings per diluted share included legal settlements and a restructuring item which reduced earnings per diluted share by $0.09.

Scott D. Farmer, Chief Executive Officer, stated, “Our fourth quarter organic growth rate of 8.0% represents the fifth straight quarter that our organic growth rate improved.  We are pleased by the continued revenue momentum in all of our businesses.”

Mr. Farmer added, “The added volume from this revenue momentum, as well as our on-going cost control efforts, helped to expand our operating margins to 12.7% in this year’s fourth quarter from 11.2% in last year’s fourth quarter.  While many of our competitors have focused on lower pricing to grow their business, we have focused on selling value and growing our business profitably.  Our solid fourth quarter results conclude a successful year for Cintas achieved in large part by the hard work and dedication of our employees, who we call partners.”

Mr. Farmer also announced, “During our fourth quarter and into July, we purchased 15.8 million shares of our common stock at a cost of $500 million.  These purchases completed our share buyback program authorized by our Board on October 26, 2010.  The value of our common stock during this period, along with the access to debt financing at very attractive rates, created a great opportunity to maximize the long-term value of Cintas for our shareholders and working partners.”  The total share purchases included acquiring 7.7 million shares at an aggregate cost of approximately $240.5 million during the fourth quarter, and the remaining 8.1 million shares were purchased during June and July at an aggregate cost of $259.5 million.  When combined with purchases made earlier in fiscal 2011, Cintas purchased 23.4 million shares at an aggregate cost of $702.0 million over the last twelve months.

As of May 31, 2011, Cintas’ cash and marketable securities were $525.3 million, but $259.5 million was used for the share buyback program in June and July.  Total debt at May 31, 2011, was $1,286.1 million, and total debt to total capitalization was 36%.  Cash flow from operations for fiscal 2011 was $340.9 million, including $132.9 million generated in the fourth quarter.

Mr. Farmer concluded, “We continue to be encouraged by the performance of our businesses and look forward to fiscal 2012.  We expect our fiscal 2012 revenue to be in the range of $4.0 billion to $4.1 billion, with full year earnings per diluted share in the range of $1.97 to $2.05.  This guidance assumes a moderately improving economy and employment environment.  It also incorporates our estimated impact of the relatively high cotton prices experienced in our fiscal 2011 and no significant increases in energy related costs from our fourth quarter of fiscal 2011 levels.”

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service and the finalization of our financial statements for the quarter and year ended May 31, 2011.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2010 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer — 513-573-4211

J. Michael Hansen, Vice President and Treasurer — 513-701-2079

Cintas Corporation

Consolidated Condensed Statements of Income

(In thousands except per share data)

	Three Months Ended
	(Unaudited)
	May 31, 2011	May 31, 2010	% Chng.

Revenue:
Rental uniforms and ancillary products	$711,861	$647,664	9.9
Other services	300,226	261,785	14.7
Total revenue	$1,012,087	$909,449	11.3

Costs and expenses:
Cost of rental uniforms and ancillary products	$401,246	$366,169	9.6
Cost of other services	177,794	157,712	12.7
Selling and administrative expenses	304,170	286,930	6.0
Restructuring charges	—	(2,880)	N/A

Operating income	$128,877	$101,518	26.9

Interest income	$(778)	$(600)	29.7
Interest expense	12,749	12,420	2.6

Income before income taxes	$116,906	$89,698	30.3
Income taxes	46,130	34,220	34.8
Net income	$70,776	$55,478	27.6

Per share data:
Basic earnings per share	$0.49	$0.36	36.1
Diluted earnings per share	$0.49	$0.36	36.1

Weighted average number of shares outstanding	143,317	152,870
Diluted average number of shares outstanding	143,362	152,870

	Twelve Months Ended
	May 31, 2011	May 31, 2010	% Chng.

Revenue:
Rental uniforms and ancillary products	$2,692,248	$2,569,357	4.8
Other services	1,118,136	977,982	14.3
Total revenue	$3,810,384	$3,547,339	7.4

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,530,456	$1,449,576	5.6
Cost of other services	670,641	599,946	11.8
Selling and administrative expenses	1,168,944	1,086,359	7.6
Legal settlements, net of insurance proceeds	—	23,529	N/A
Restructuring charges	—	(2,880)	N/A

Operating income	$440,343	$390,809	12.7

Interest income	$(2,030)	$(1,695)	19.8
Interest expense	49,704	48,612	2.2

Income before income taxes	$392,669	$343,892	14.2
Income taxes	145,680	128,272	13.6
Net income	$246,989	$215,620	14.5

Per share data:
Basic earnings per share	$1.68	$1.40	20.0
Diluted earnings per share	$1.68	$1.40	20.0

Weighted average number of shares outstanding	146,586	152,859
Diluted average number of shares outstanding	146,586	152,859

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2011	May 31, 2010
Rental uniforms and ancillary products gross margin	43.6%	43.5%
Other services gross margin	40.8%	39.8%
Total gross margin	42.8%	42.4%
Net margin	7.0%	6.1%
Net margin, excluding charges	7.0%	5.9%

Depreciation and amortization	$49,175	$48,701
Capital expenditures	$40,294	$32,150

Debt to total capitalization	35.8%	23.7%

	Twelve Months Ended
	May 31, 2011	May 31, 2010
Rental uniforms and ancillary products gross margin	43.2%	43.6%
Other services gross margin	40.0%	38.7%
Total gross margin	42.2%	42.2%
Net margin	6.5%	6.1%
Net margin, excluding charges	6.5%	6.4%

Depreciation and amortization	$193,467	$193,141
Capital expenditures	$182,592	$111,078

Debt to total capitalization	35.8%	23.7%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings, net margin and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes earnings per diluted share excluding the legal settlement and restructuring charges provides investors pertinent information given the one-time nature of these charges.

	Three Months Ended
	May 31, 2011	May 31, 2010	% Chng.

Income before income taxes	$116,906	$89,698	30.3

Excluding:
Restructuring charges	$—	$(2,880)

Income before income taxes, excluding charges	$116,906	$86,818	34.7
Income taxes, excluding charges	46,130	33,216
Net income, excluding charges	$70,776	$53,602	32.0

Per share data:
Earnings per diluted share, excluding charges	$0.49	$0.35	40.0

	Twelve Months Ended
	May 31, 2011	May 31, 2010	% Chng.

Income before income taxes	$392,669	$343,892	14.2

Excluding:
Legal settlements, net of insurance proceeds	$—	$23,529
Restructuring charges	—	$(2,880)

Income before income taxes, excluding charges	$392,669	$364,541	7.7
Income taxes, excluding charges	145,680	135,974
Net income, excluding charges	$246,989	$228,567	8.1

Per share data:
Earnings per diluted share, excluding charges	$1.68	$1.49	12.8

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2011	May 31, 2010

Net Cash Provided by Operations	$340,886	$565,654

Capital Expenditures	$(182,592)	$(111,078)

Free Cash Flow	$158,294	$454,576

Note: Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended May 31, 2011
Revenue	$711,861	$109,055	$99,619	$91,552	$—	$1,012,087
Gross margin	$310,615	$33,751	$41,580	$47,101	$—	$433,047
Selling and administrative expenses	$212,941	$21,005	$33,637	$36,587	$—	$304,170
Interest income	$—	$—	$—	$—	$(778)	$(778)
Interest expense	$—	$—	$—	$—	$12,749	$12,749
Income (loss) before income taxes	$97,674	$12,746	$7,943	$10,514	$(11,971)	$116,906

For the three months ended May 31, 2010
Revenue	$647,664	$103,207	$87,883	$70,695	$—	$909,449
Gross margin	$281,495	$31,994	$34,582	$37,497	$—	$385,568
Selling and administrative expenses	$206,512	$18,662	$32,007	$29,749	$—	$286,930
Restructuring charges	$(2,880)	$—	$—	$—	$—	$(2,880)
Interest income	$—	$—	$—	$—	$(600)	$(600)
Interest expense	$—	$—	$—	$—	$12,420	$12,420
Income (loss) before income taxes	$77,863	$13,332	$2,575	$7,748	$(11,820)	$89,698

For the twelve months ended May 31, 2011
Revenue	$2,692,248	$419,222	$377,663	$321,251	$—	$3,810,384
Gross margin	$1,161,792	$126,475	$156,060	$164,960	$—	$1,609,287
Selling and administrative expenses	$822,230	$78,220	$134,604	$133,890	$—	$1,168,944
Interest income	$—	$—	$—	$—	$(2,030)	$(2,030)
Interest expense	$—	$—	$—	$—	$49,704	$49,704
Income (loss) before income taxes	$339,562	$48,255	$21,456	$31,070	$(47,674)	$392,669
Assets	$2,544,178	$331,192	$355,332	$595,912	$525,326	$4,351,940

For the twelve months ended May 31, 2010
Revenue	$2,569,357	$386,370	$338,651	$252,961	$—	$3,547,339
Gross margin	$1,119,781	$116,336	$131,726	$129,974	$—	$1,497,817
Selling and administrative expenses	$786,145	$76,232	$118,284	$105,698	$—	$1,086,359
Legal settlements, net of insurance proceeds	$—	$—	$—	$—	$23,529	$23,529
Restructuring charges	$(2,880)	$—	$—	$—	$—	$(2,880)
Interest income	$—	$—	$—	$—	$(1,695)	$(1,695)
Interest expense	$—	$—	$—	$—	$48,612	$48,612
Income (loss) before income taxes	$336,516	$40,104	$13,442	$24,276	$(70,446)	$343,892
Assets	$2,375,208	$198,955	$329,569	$499,917	$566,087	$3,969,736

Cintas Corporation

Consolidated Balance Sheets

(In thousands except share data)

	May 31, 2011	May 31, 2010
ASSETS

Current assets:
Cash & cash equivalents	$438,106	$411,281
Marketable securities	87,220	154,806
Accounts receivable, net	429,131	362,219
Inventories, net	249,658	169,484
Uniforms and other rental items in service	393,826	332,106
Income taxes, current	33,542	15,691
Deferred tax asset	45,813	52,415
Prepaid expenses and other	23,481	22,860
Total current assets	1,700,777	1,520,862

Property and equipment, at cost, net	946,218	894,522

Goodwill	1,487,882	1,356,925
Service contracts, net	102,312	103,445
Other assets, net	114,751	93,982

	$4,351,940	$3,969,736

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$110,279	$71,747
Accrued compensation and related liabilities	79,834	66,924
Accrued liabilities	242,691	244,402
Long-term debt due within one year	1,335	609
Total current liabilities	434,139	383,682

Long-term liabilities:
Long-term debt due after one year	1,284,790	785,444
Deferred income taxes	196,321	150,560
Accrued liabilities	134,041	116,021
Total long-term liabilities	1,615,152	1,052,025

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY11: 173,346,180 issued and 137,583,884 outstanding FY10: 173,207,493 issued and 152,869,848 outstanding	135,401	132,058
Paid-in capital	95,732	84,616
Retained earnings	3,255,256	3,080,079
Treasury stock: FY11: 35,762,296 shares FY10: 20,337,645 shares	(1,242,547)	(798,857)
Other accumulated comprehensive income (loss):
Foreign currency translation	70,214	42,870
Unrealized loss on derivatives	(12,326)	(6,997)
Other	919	260
Total shareholders’ equity	2,302,649	2,534,029

	$4,351,940	$3,969,736

Cintas Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	May 31, 2011	May 31, 2010
Cash flows from operating activities:

Net income	$246,989	$215,620

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	150,886	152,059
Amortization of deferred charges	42,581	41,082
Stock-based compensation	15,203	15,349
Deferred income taxes	47,908	13,295
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(48,986)	5,222
Inventories, net	(78,824)	30,293
Uniforms and other rental items in service	(58,180)	4,164
Prepaid expenses and other	360	3,715
Accounts payable	29,215	8,939
Accrued compensation and related liabilities	12,493	18,393
Accrued liabilities	(2,167)	47,528
Income taxes payable	(16,592)	9,995

Net cash provided by operating activities	340,886	565,654

Cash flows from investing activities:

Capital expenditures	(182,592)	(111,078)
Proceeds from redemption of marketable securities	139,056	34,712
Purchase of marketable securities and investments	(78,307)	(81,269)
Acquisitions of businesses, net of cash acquired	(171,552)	(50,444)
Other, net	(5,198)	497

Net cash used in investing activities	(298,593)	(207,582)

Cash flows from financing activities:

Proceeds from issuance of debt	1,002,281	—
Repayment of debt	(502,208)	(603)
Dividends paid	(71,812)	(73,960)
Repurchase of common stock	(443,690)	(969)
Other, net	(4,609)	(977)

Net cash used in financing activities	(20,038)	(76,509)

Effect of exchange rate changes on cash and cash equivalents	4,570	(27)

Net increase in cash and cash equivalents	26,825	281,536

Cash and cash equivalents at beginning of period	411,281	129,745

Cash and cash equivalents at end of period	$438,106	$411,281